                                                                    EXHIBIT 99.1

                                   ----------

                                  FORM OF PROXY
                       METRO-COUNTY BANK OF VIRGINIA, INC.
                            MECHANICSVILLE, VIRGINIA

                         SPECIAL MEETING OF SHAREHOLDERS
                               ____________, 2002

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON ____________, 2002

                                   ----------

         The undersigned shareholder of Metro-County Bank of Virginia, Inc. ("Metro-County") hereby constitutes and appoints ____________ and ___________, and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Metro-County which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Metro-Country to be held at _________, local time, on _________, 2002, and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Proxy Statement-Prospectus and the Notice of Special Meeting of Shareholders both dated __________, 2002, timely receipt of which is acknowledged, in the manner specified below.

         1. Approval of the Agreement and Plan of Reorganization (the "Agreement") dated as of April 25, 2002 by and among Southern Financial Bancorp, Inc., Southern Financial Bank and Metro-County pursuant to which Metro-County will merge into Southern Financial Bank, and shareholders of Metro-County will receive (1) $2.90 in cash and (2) a number of shares of Southern Financial common stock with a market value equal to $4.35, subject to adjustment, in exchange for each share of Metro-County common stock they own upon the terms and subject to the conditions set forth in the Agreement as more specifically described in the Proxy Statement-Prospectus.

         [ ] For                  [ ] Against                [ ] Abstain

         2. In their sole discretion on such other matters as may properly come before the Meeting or any adjournments thereof.

                [ ] Authorized                    [ ] Withhold Authority

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the Meeting or any adjournments thereof.